UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 23, 2012, West Marine, Inc. issued a press release announcing its condensed consolidated financial results for the 13-week period (fourth quarter) ended December 31, 2011 and for the 52-week period ended December 31, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of adjusted net income and adjusted earnings per share for the 2011 fiscal year. Adjusted net income and adjusted earnings per share are not measures of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The press release contains tabular reconciliations of these non-GAAP measures to net income and earnings per share calculated in accordance with GAAP. We believe the 2011 income tax benefit from the release of substantially all of our valuation allowance is an aberration and, therefore, to provide a more useful comparison with past and future earnings, the non-GAAP measures remove income tax expense (benefit) as reported and apply our anticipated effective tax rate of 39.5% to fiscal 2011 and fiscal 2010 pre-tax income. Management believes these non-GAAP measures provide a more meaningful view of our year-over-year earnings and per-share performance trends. These non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)	Exhibit:

		99.1	Press Release dated February 23, 2012 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: February 23, 2012	By:	/s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer